EXHIBIT 10(i)
-------------

                         EMPLOYMENT AGREEMENT


     This Agreement (the "Agreement") is made and entered into as of October 1, 1997 by and between Leonard G. Levine (the "Executive") and Banyan Strategic Realty Trust (the "Trust").

     WHEREAS, the Executive has been employed as the Trust's President and Chief Executive Officer pursuant to an employment agreement entered into as of January 1, 1990 and amended December 31, 1992, March 19, 1997 and September 3, 1997 (the "Existing Employment Agreement").

     WHEREAS, the Existing Employment Agreement expires on December 31,
1997.

     WHEREAS, the Trust is desirous of entering into a new employment agreement, effective as of October 1, 1997, with the Executive on the terms and conditions set forth herein;

     WHEREAS, the Executive is desirous of entering into a new employment agreement, effective as of October 1, 1997, with the Trust on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Executive do hereby agree as follows:

     1. EMPLOYMENT DUTIES. The Trust agrees to employ the Executive as the President and Chief Executive Officer of the Trust to perform such duties as may reasonably be assigned from time to time consistent with this position by the Trust's Board of Trustees (the "Board").

     2. PERFORMANCE. The Executive accepts the appointment described in SECTION 1 of this Agreement and agrees to faithfully and diligently perform the services described therein.

     3. TERM. The term of employment under this Agreement shall commence as of October 1, 1997 and shall remain in effect until December 31, 2001, unless sooner terminated as provided herein.

     4. SALARY. For the services to be rendered by the Executive hereunder, the Trust shall pay the Executive a salary equal to $200,000 per year increasing to $210,000 per year effective January 1, 2000. All salary payable under this SECTION 4 shall be referred to as "Base Salary." All Base Salary shall be paid in the manner and frequency in which the payroll of the Trust is customarily paid.

     5. INCENTIVE COMPENSATION. In addition to the Base Salary described in SECTION 4, the Trust shall pay the Executive additional compensation ("Additional Compensation") for the period













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October 1, 1997 through December 31, 1998 (being a single fifteen-month period for purposes hereof), and for each calendar year commencing after December 31, 1998, in an amount equal to the product of the Incentive Factor and the Base Amount. To illustrate, if the Trust's actual "Per Common Share Funds from Operations" for the period October 1, 1997 through December 31, 1998 is $1.00 per share (5.263% increase over the Target Amount of $0.95 per share), the Trust will pay Executive an amount equal to 115.789% of the Base Amount or $180,920 as Additional Compensation for this period.

     For purposes of calculating amounts payable under this SECTION 5:

           (a) "Base Amount" shall mean sixty-two and one-half percent (62.5%) of the Base Salary for the relevant period.

           (b) "Incentive Factor" shall equal 1.0, increased by .03 for each one percentage point (1%) that the Trust's actual "Per Common Share Funds from Operations" for the relevant period exceeds the "Target Amount" and decreased (but in no event below zero) by .04 for every one percentage point (1%) that the Trust's actual "Per Common Share Funds from Operations" for the relevant period is below the "Target Amount."

           (c)   "Per Common Share Funds from Operations" shall mean
"Funds from Operations" as reported by the Trust for the relevant period in its quarterly and annual reports on Forms 10-Q and 10-K, respectively, as filed by the Trust with the Securities and Exchange Commission (the "SEC") divided by the actual number of common shares outstanding, on a weighted average basis, for the period.

           (d) "Target Amount" shall mean Per Common Share Funds from Operations equal to: (i) $0.95 per share for the fifteen-month period October 1, 1997 through and including December 31, 1998; (ii) $0.85 per share for the calendar year beginning on January 1, 1999; (iii) $0.90 per share for the calendar year beginning on January 1, 2000; and (iv) $0.95 per share for the calendar year beginning on January 1, 2001; provided, however, that the Target Amount shall be revised to give effect to any Triggering Event described in SECTION 13(a) hereof in the manner described in SECTION 13(d).

     Payment of any Additional Compensation earned under this SECTION 5 shall be made in cash no later than ten (10) calendar days after filing of the Trust's annual report on Form 10-K with the SEC unless such day is not a business day, in which case payment shall be made on the first business day thereafter.

     6. OPTION GRANT. On execution of this Agreement, the Trust shall grant the Executive, non-qualified stock options to purchase an aggregate of 350,000 shares of the Trust's common shares of beneficial interest at an exercise price equal to $5.50 per share (the "Options"); provided, however, that the number of Options and the exercise price thereof shall be adjusted to give effect to the events described in SECTION 13(a) in the manner described in SECTION 13(d). Except as provided in this
















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Agreement, all Options shall be subject to the terms and conditions of the
Trust's 1997 Omnibus Stock and Incentive Plan (the "Plan"). Except as provided in SECTIONS 7 and 9 below, the Options shall vest and become exercisable as follows: (a) Options to purchase 100,000 common shares shall vest and become exercisable immediately upon execution of this Agreement (the "Initial Options"); (b) Options to purchase an additional 100,000 common shares shall vest and become exercisable in 25,000 share increments at the end of each calendar year of this Agreement except that the first increment of 25,000 shares shall vest and become exercisable on December 31, 1998 (collectively the "Annual Options"); (c) Options to purchase 50,000 common shares shall vest and become exercisable if the "Last Sale Price" averages at least $8.50 per share (the "Initial Hurdle") during any "Measuring Period"; and (d) Options to purchase an additional 100,000 common shares shall vest and become exercisable in the following manner:

           (i) If the Last Sales Price averages more than the Initial Hurdle during any "Measuring Period", then 1,500 common shares of beneficial interest shall vest and become exercisable for each $.01 that the Last Sales Price during any "Measuring Period" exceeds the Initial Hurdle, up to a maximum of 75,000 common shares under this subsection (i).

           (ii) If the Last Sales Price averages more than $9.00 during any "Measuring Period" (the "Second Hurdle"), then 250 common shares of beneficial interest shall vest and become exercisable for each $.01 that the Last Sales Price exceeds the Second Hurdle, up to a maximum of 25,000 common shares under this subsection (ii).

     For purposes of SECTIONS 6(c) AND (d), "Measuring Period" shall mean any thirty (30) consecutive trading days and "Last Sale Price" shall mean the closing price regular way of the Trust's common shares of beneficial interest as reported by the Nasdaq Stock Market ("Nasdaq") or, if not included on Nasdaq, such other exchange or system on which the Trust's shares may be listed or included for quotation. Option exercise prices, the number of common shares subject to option and the conditions for vesting options shall be subject to adjustment in the manner described in
Section 13 upon the occurrence of a Triggering Event.

     Unless sooner terminated as specifically provided herein, the exercise period of each Option shall terminate ten (10) years from the date hereof. If Executive dies or becomes permanently disabled during the term of this Agreement, then any unexercised Options which have vested must be exercised by Executive or Executive's legal representative within one year
of the date of death or permanent disability.   Upon death or permanent
disability, all Options not otherwise vested, but which would or will vest within six (6) months following the date of death or permanent disability either by passage of time or satisfaction of the performance standards described in 6(d)(i)-(ii) shall be deemed vested and become exercisable as of the date of death or permanent disability. The Options may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated: (i) by will or the laws of descent and distribution; or (ii) directly or indirectly to members of Executive's "immediate family" as defined in Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended.














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     7.    LIFE INSURANCE/DISABILITY BENEFITS.  Except as provided herein, during the term of this Agreement, the Trust shall continue to pay all premiums when due on life insurance policy numbers 8783869 and 8636508 and issued by New England Mutual Life Insurance Company, the beneficiaries of which shall be designated by Executive. A copy of the policy schedule and schedule of renewal premiums for each policy is attached hereto as Annex A.

If at any time during the term of this Agreement the Executive is permanently unable to perform his duties hereunder by reason of illness, accident or other disability (as confirmed by competent medical evidence) then the Trust shall pay Executive one hundred percent (100%) of his Base Salary then in effect for six months following the date of such disability; (but with no obligation to pay any Incentive Compensation contemplated by SECTION 5 hereof, except for Incentive Compensation previously earned but not paid from the last completed fiscal year, if any) and the Agreement shall then terminate; provided further that Executive shall have all rights granted in SECTION 6 relating to the exercise of Options and as provided therein, except as provided herein, until December 31, 2001, the Trust shall continue to pay all premiums when due on policy number 8,059,767 issued on May 13, 1993 by Massachusetts Mutual Life Insurance Company (f/k/a Connecticut Mutual Life Insurance Company naming Executive as the insured. A copy of the policy specifications is attached hereto as Annex B.

     8. OTHER BENEFITS. The Executive shall be eligible for all non-wage benefits the Trust provides generally to its other salaried employees.

In addition, the Trust shall reimburse the Executive for reasonable, ordinary and necessary business expenses incurred by the Executive in connection with performing his duties under this Agreement; provided, however, that the Executive shall provide the Trust with an accounting conforming to Internal Revenue Service or other requirements substantiating the nature of all reimbursable expenses. All such reimbursements shall be payable to the Executive within a reasonable time after receipt of the appropriate documentation.

     9. TERMINATION. The Trust may only terminate this Agreement or the Executive on the grounds set forth in Sections 9(a) or (b) below which grounds shall be the exclusive basis for such termination. Any termination by the Trust for grounds other than those set forth in Sections 9(a) or (b) shall constitute a material breach of this Agreement.

           (a) PERFORMANCE TERMINATION. The Trust may terminate this Agreement within a reasonable time after the end of each calendar year (no longer than thirty (30) calendar days after filing of the Trust's annual report on Form 10-K for the prior year with the SEC) if the Trust's basic earnings before interest, taxes, depreciation and amortization ("Basic EBITDA") on a per common share basis as reported by the Trust on its annual report on Form 10-K for the fiscal year then ended are less than the "Basic Earnings Target" for that fiscal year. For purposes of this SECTION 9(a), the "Basic Earnings Target" shall mean: (i) $1.54 per common share for the period October 1, 1997 through December 31, 1998; (ii) $1.39 per common share for the calendar year ending December 31, 1999; and (iii) $1.17 per common share for the calendar year ending December 31, 2000; provided, however, that the Basic Earnings Target for the relevant period shall be adjusted to give effect to any Triggering Event described in SECTION 13(a) hereof in the manner described in SECTION 13(d).












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           (b)   TERMINATION FOR JUST CAUSE.  The Trust may terminate this
Agreement for "Just Cause." For purposes of this SECTION 9(b), "Just Cause" shall mean the occurrence of any one or more of the following events: (i) the conviction or rendering of a civil judgment against the Executive for theft or embezzlement of Trust property; (ii) the rendering of a civil judgment against the Executive for breach of a duty of loyalty owed to the Trust; (iii) conviction of the Executive of a felony resulting in injury to the business, property or reputation of the Trust or any affiliate of the Trust; or (iv) a decision rendered by an arbitrator, in an arbitration to be initiated by the Trust that the Executive shall have refused to or willfully failed to perform his material duties under this Agreement, shall have committed intentional acts that caused material damage to the business or property of the Trust, or performed his material duties under this Agreement in a manner that constituted gross negligence which caused or is causing material damage to the business or property of the Trust. The sole purpose of such arbitration shall be to determine whether the Trust has "Just Cause" to terminate the Agreement or the Executive under (iv) hereof. The Trust shall not terminate the Agreement or Executive for "Just Cause" before the Executive has been convicted or before a civil judgment has been rendered against the Executive or before the Trust has obtained an arbitrator's final decision regarding "Just Cause" as the case may be. If the Trust terminates this Agreement or the Executive for "Just Cause" before obtaining an arbitrator's final decision or before a civil judgment has been rendered, the Trust shall be deemed to immediately and irrevocably waive and release any and all grounds that it has or may have at the time to terminate this Agreement or the Executive for "Just Cause." The arbitration shall be final and binding and held in the City of Chicago before a single arbitrator and in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this SECTION 9.
The arbitrator shall be selected from a group of professionals associated with JAM/Endispute and each party shall have the right to serve document requests and up to twenty-five interrogatories and to take up to three depositions each of which shall last no more than four hours. Except as set forth below, the filing of the arbitration or initiation of a civil proceeding shall not excuse any party from performing its obligations under this Agreement; and during the pendency of the arbitration, all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party other than for "Just Cause" except that the Trust may suspend or place the Executive on leave, with pay, upon the commencement of any criminal or civil proceeding (including arbitration) alleging any of the events set forth in (i)-(iv) above.

           (c) TERMINATION BY EXECUTIVE. The Executive may terminate this Agreement: (i) at any time by written notice given to the Trust at least ninety (90) days in advance of the termination date set forth in the notice ("Executive Termination"); (ii) upon a "Change of Control"; or (iii) except for suspension as described in SECTION 9(b) above, if the Executive's authority is materially reduced, if there has been a material adverse change in the Executive's working conditions or if the Trust requires the Executive to relocate from the Chicago metropolitan area and the Executive refuses ("Constructive Termination"). For purposes of this
SECTION 9(c), "Change of Control" shall mean: (x) that the members of the Board as










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     of the date of this Agreement fail to constitute a majority of the members of the Board provided that any individual becoming a member of the Board with Executive's consent shall be treated as if he or she were a member of the Board as of the date of this Agreement; or (y) the shareholders of the Trust adopt a plan of liquidation or take other action having the effect of a plan of liquidation without the recommendation or approval of the Board.

     Upon a Performance Termination described in (a) above, the Trust, as its sole obligation, shall pay Executive the Base Salary in existence at the time of Performance Termination and continue to pay the premiums due on the insurance policies referred to in Section 7 hereof each for a period of twelve (12) months commencing on the date of notice of such termination; provided, however, that Executive must continue to provide the services contemplated by SECTION 1 hereof for at least three (3) months after notice of Performance Termination. If Executive does not provide these services, then the Trust shall be obligated to pay Executive the Base Salary and to continue paying the premiums on the insurance policies for a period of only nine (9) months following the notice of Performance Termination. Upon a Performance Termination, all Annual Options not otherwise vested shall fully vest and become exercisable. All such Annual Options, the Initial Options and any Performance Options which have vested pursuant to
SECTION 6(c) AND (d) shall be exercised within one hundred twenty (120) days of notice of termination. Upon a termination for "Just Cause," or in the case of an Executive Termination, the Trust shall have no further obligations hereunder, including any obligation to pay the insurance premiums on the policies referenced in SECTION 7; and all Options which:
(i) have vested must be exercised within one hundred twenty (120) days of notice of termination; and (ii) have not vested will be cancelled
immediately.   If the Trust terminates this Agreement or the Executive for any reason other than as set forth in SECTIONS 9(a) OR (b) herein (including before an arbitrator has issued his or her final decision regarding "Just Cause" pursuant to SECTION 9(b)(iv) or before a court has entered a civil judgment) or if the Executive terminates due to a Change of Control or for a Constructive Termination, the Trust shall, as its sole obligation: (x) immediately pay the Executive all Base Salary which would have been paid to Executive, discounted to present value as described below, had the Agreement not been terminated; (y) immediately pay the Executive all Additional Compensation which would have been paid to Executive, discounted to present value as described below, had the Agreement not been terminated, provided that for these purposes the Trust's actual Per Common Share Funds from Operations shall be deemed to have equaled the Target Amount for each period; and (z) continue paying the premiums on the insurance policies referenced in SECTION 7 hereof;
provided that amount of all such Base Salary and Additional Compensation due Executive shall be discounted to present value as of the date of termination utilizing a discount rate equal to the yield on three-month Treasury bills on the date of termination as published in the WALL STREET JOURNAL plus 100 basis points. If the date of termination is not a business day, then such discount rate shall be determined by reference to the Treasury bill yield on the last business day before the termination date. In addition, all Options granted hereunder shall fully vest and become exercisable except that in the case of a termination for a Change of Control, all such Options must be exercised within one year of Executive exercising the right of termination. Nothing contained herein shall excuse the Trust from its obligation to pay any compensation already due the Executive under this Agreement, but not paid, at the time of termination, or from its obligation to











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provide the Executive with any benefits already due under this Agreement at the time of termination or to become subsequently due under SECTION 12 hereof.

     10. SEVERANCE PAY. If the Executive is not employed by the Trust on January 1, 2002 pursuant to a written employment agreement, and has not otherwise died or become permanently disabled, the Trust shall pay the Executive, no later than January 15, 2002, $210,000 unless this Agreement has previously been terminated under SECTION 9(a) (b) OR (c)(i) hereof.

     11. OTHER ACTIVITIES OF THE EXECUTIVE. The Executive shall be required to devote such working time and attention to the Trust's business as is necessary to carry out his responsibilities hereunder. The Executive shall not engage in any activity which may be adverse to the Trust's business, appropriate or usurp business opportunities or engage or invest in businesses or assets which compete directly or indirectly with the Trust. Nothing contained herein shall prohibit the Executive from investing in publicly-traded entities which are engaged in lines of businesses similar to the Trust or from engaging in the real estate activities of Oak Realty as such activities are conducted on the date of this Agreement. The Executive shall not become an officer, director or ten percent (10% ) shareholder of any entity with the exception of Oak Realty.

These obligations and limitations shall be in addition to those provided by law.

     12. INDEMNIFICATION. The Trust shall indemnify and hold harmless the Executive from liabilities which the Executive may incur resulting from or arising out of any act undertaken in connection with the Executive's duties under the Agreement in the same manner and to the same extent as the Trust is permitted to indemnify any trustee or other officer of the Trust under the Trust's Amended and Restated Declaration of Trust, as may be amended.

     13. ISSUANCE OF ADDITIONAL SHARES, OPTIONS, STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.

           (a) TRIGGERING EVENTS. Subject to subsection (c) below, if at any time the Trust shall: (i) issue or sell any additional common shares of beneficial interest in exchange for consideration in an amount per additional share of beneficial interest at a price less than the "Prevailing Market Price" as defined in (f) below; (ii) issue or sell options, warrants or convertible securities to purchase additional common shares of beneficial interest with an exercise price less than such "Prevailing Market Price"; (iii) declare a dividend or otherwise make a distribution to the holders of its common shares of beneficial interest in the form of additional common shares; (iv) subdivide its outstanding common shares of beneficial interest into a larger number of common shares; or (v) combine its outstanding common shares of beneficial interest into a smaller number of common shares, then the adjustments set forth in this Section 13 shall be made.

           (b) COMPUTATION OF "ANTI-DILUTION FRACTION". An Anti-Dilution Fraction shall be computed, the numerator of which is the sum of (y) the number of common shares of beneficial interest of the Trust outstanding immediately before the occurrence of the













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     Triggering Event times the then Prevailing Market Price, and (z) the minimum total consideration received or to be received by the Trust because of the issuance of additional common shares, options, warrants or convertible securities with respect to common shares and the exercise of such option or warrants or conversion of such securities; and the denominator of which shall be the sum of the number of common shares of beneficial interest of the Trust outstanding after the Triggering Event, including, if any, such additional number of common shares issuable pursuant to exercise of options, warrants or conversions at their minimum exercise or conversion price times the then Prevailing Market Price.

           (c) Notwithstanding Section 13(a), the issuance of any common shares of beneficial interest of the Trust: (i) under the Plan; (ii) to employees or trustees of the Trust pursuant to any employment contract or arrangements; or (iii) upon conversion or exchange of any indebtedness or preferred stock issued by the Trust in connection with the transaction with a group of investors and completed on October 14, 1997 shall not be deemed to be a Triggering Event under this Agreement because of such events.

           (d) PRICE AND EXERCISE ADJUSTMENTS. In the event of a Triggering Event, then: (i) the Target Amounts set forth in Section 5(d) shall be adjusted by multiplying the Target Amounts by the Anti-Dilution Fraction; (ii) with respect to Section 6, all option exercise prices and the "Hurdle Amounts" shall be adjusted by multiplying the relevant price or amount by the Anti-Dilution Fraction; and (iii) the Basic Earning Targets set forth in Section 9(a) shall be adjusted by multiplying the Basic Earning Targets by the Anti-Dilution Fraction.

           (e) The number of Options available under SECTION 6 and not previously exercised to or by the Executive and the number of Options vesting under Section 6(c)-(d) for each $.01 of Last Sales Price shall be adjusted by multiplying the Options by the reciprocal of the Anti-Dilution Fraction.

           (f) "Prevailing Market Price" for purposes of this SECTION 13 shall mean the average closing price regular way of the Trust's shares of beneficial interest as reported by the Nasdaq or, if not included on the Nasdaq, such other exchange or system on which the Trust's shares may be listed or included for quotation for the 30 trading days prior to the events described in (a)(i)-(ii) hereof.

14.  GENERAL PROVISION.

           (a) NOTICE. Any notice required or permitted hereunder shall be made in writing: (i) either by actual or delivery of the notice into the hands of the party entitled; or (ii) by depositing the notice in the United States mail certified or registered, return receipt requested, all postage prepaid and addressed to the party to whom notice is to be given at the party's respective address set forth below, or such other address as the party may from time to time designate by written notice to the other party.















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     If to the Trust:

                 Banyan Strategic Realty Trust
                 Suite 2900
                 150 South Wacker Drive
                 Chicago, Illinois  60606

     with a copy to:

                 Shefsky & Froelich Ltd.
                 444 North Michigan Avenue
                 Suite 2500
                 Chicago, Illinois  60611
                 Attn:  Michael J. Choate, Esq.

     If to the Executive:

                 Mr. Leonard G. Levine
                 150 South Wacker Drive
                 Suite 2900
                 Chicago, Illinois  60606

     with a copy to:

                 Alan B. Patzik, Esq.
                 Patzik Frank & Samotny Ltd.
                 150 S. Wacker Drive
                 Suite 900
                 Chicago, Illinois  60606

     The notice shall be deemed to be received in the case (i) on the date of its actual receipt by the party entitled thereto and in the case of (ii) on the third business day following the date of mailing.

           (b) AMENDMENT AND WAIVER. No amendment or modification to this Agreement shall be valid or binding on the Trust unless made in writing and signed by an officer of the Trust duly authorized by the Board or upon the Executive unless made in writing and signed by the Executive. The waiver by the Trust or the Executive of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

           (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Executive's duties and compensation as an executive of the Trust on or after October 1, 1997 and except for a letter dated March 10, 1998 from the























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     Trust to the Executive and a letter dated February 27, 1998 from the
Trust to the Executive, there are no representations, warranties, agreements or commitments between the parties hereto with respect to Executive's employment except as set forth herein.

           (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

           (e) If any provision of this Agreement shall, for any reason, be held unenforceable, the provision shall be severed from this Agreement unless, as a result of severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of any specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

           (f) ASSIGNMENT. Except as provided herein, the Executive may not, under any circumstances delegate any of his rights and obligations hereunder without the prior written consent of the Trust. This Agreement and all of the Trust's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Trust.

           (g) COST OF ENFORCEMENT. In any suit or proceeding seeking to enforce the terms, covenants or conditions of this Agreement, the prevailing parties shall, in addition to all of the remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court or the arbitrator.


     IN WITNESS WHEREOF, this Agreement is entered into on the day and year first written above.

                            BANYAN STRATEGIC REALTY TRUST

                            By:  /s/  Robert G. Higgins
                                 -----------------------------------
                                 Its:  Vice President, Secretary and
                                       General Counsel

                            EXECUTIVE

                                 /s/  Leonard G. Levine
                                 -----------------------------------
                                       Leonard G. Levine




















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                     Banyan Strategic Realty Trust
                  150 South Wacker Drive, Suite 2900
                       Chicago, Illinois  60606


                                 March 10, 1998

Mr. Leonard G. Levine
President
Banyan Strategic Realty Trust
150 South Wacker Drive
Suite 2900
Chicago, Illinois  60606

Dear Len:

     As you know, a great deal of time and thought has gone into the negotiations regarding your new employment agreement. We are cognizant of the fact that the financial performance targets contained in Sections 5 and 9 may not, in theory, create the proper incentive for you to seek transactions which may alter the capital structure of the Trust, notwithstanding the possibility that such an action may be in the Trust's long-term interest; particularly if the transaction negatively impacts the Trust's financial performance in the short run.

     Since there are a myriad of possibilities that may be considered in the future, all of which may impact the Trust's capital structure in varying degrees, it is almost impossible to presently provide for an adjustment upon the happening of certain events. In evaluating any future proposals, we will certainly consider the potential impact on your employment agreement and the appropriateness of adjusting the financial targets so as to continue to align your interests with those of the Trust's other shareholders. We might add that it is possible that certain restructurings may actually benefit you rather than harm your interests.
We are sure you understand, however, that circumstances are such that an adjustment may not be appropriate or possible. In the absence of an adjustment, the terms and conditions set forth in the employment agreement will, of course, control. We encourage you to continue to keep an open line of communication with us on this issue so that you do not find your interests diverging from those of the Trust in evaluating future financing transactions which may alter the capital structure of the Trust. We are open to discussing this with you at all times and urge you to keep us aware of your feelings.

                                 Respectfully submitted,

                                 /s/  Walter E. Auch, Sr.
                                 ------------------------------
                                 Walter E. Auch, Sr.

                                 /s/  Norman M. Gold
                                 ------------------------------
                                 Norman M. Gold

                                 /s/  Marvin A. Sotoloff
                                 ------------------------------
                                 Marvin A. Sotoloff

ACKNOWLEDGED AND AGREED:

/s/  Leonard G. Levine
------------------------------
Leonard G. Levine

                     BANYAN STRATEGIC REALTY TRUST



Leonard G. Levine
President



                                       February 27, 1998



TO:        TRUSTEES - BANYAN STRATEGIC REALTY TRUST

FROM:      Leonard Levine

SUBJECT:   Oak Realty Activities (March 2, 1998)


     Pursuant to Section 11 of my Employment Agreement as of October 1, 1997, the following are the real estate activities as of March 2, 1998:

     1.    Administrative services as a subcontractor to Legend
Properties, Trustee of the Partners Liquidating Trust and Chicago Wheaton Liquidating Trust.

     Please note that there have been no other real estate activities between October 1, 1997 and March 2, 1998 and, at the present time, none are contemplated.



LGL/klo


cc:  Michael Choate
     Alan Patzik